                                                                    EXHIBIT 99.9

FOR IMMEDIATE RELEASE


Contact: Martha Fleming, Howard Griffith
         Fidelity Southern Corporation (404) 240-1504


FIDELITY SOUTHERN CORPORATION
REPORTS THIRD QUARTER 2003 EARNINGS

                  ATLANTA, GA (October 17, 2003) - Fidelity Southern Corporation ("Fidelity") (NASDAQ: LION) reported net income for the third quarter 2003 of $595,000 compared to $382,000 for the third quarter of 2002, a 55.8% increase. Basic and diluted earnings per share for the third quarter of 2003 were $.07 compared to $.04 for the same period in 2002.

         Net income was $3,014,000 for the first nine months of 2003 compared to $4,533,000 for the same period of 2002, a 33.5% decrease. Basic and diluted net income per share was $.34 for the first nine months of 2003 compared to $.51 for the comparable period in 2002.

         Year-to-date 2003 net income includes after-tax income from discontinued operations related to the sale of credit cards of $78,000 compared to $1,245,000 for the same period of 2002. During the third quarter of 2002, there was $383,000 of income from discontinued operations. There was no income from discontinued operations during the third quarter of 2003.

         Income from continuing operations for the third quarter of 2003 was $595,000 compared to a $1,000 loss for the third quarter of 2002. Basic and diluted earnings per share from continuing operations for the quarter ended September 30, 2003, were $.07.

         Income from continuing operations for the first nine months of 2003 was $2,936,000 compared to $3,288,000 for the comparable period of 2002, a 10.7% decrease. Income from continuing operations in 2002 included an after-tax gain of $2,348,000 from the sale of the merchant services business. Basic and diluted earnings per share from continuing operations for the first nine months of 2003 were $.33 compared to $.37 for the comparable period in 2002.

                  Chairman James B. Miller, Jr. said, "Third quarter and year-to-date 2003 income from continuing operations shows steady improvement when compared to the same periods in 2002 when excluding the one-time gain from the sale of the merchant services business." He said these improvements came primarily from increases in net interest income, improved earnings from mortgage banking activities and effective expense controls. Mr. Miller said that loan deterioration required the charging off of $1.2 million in commercial loans during the third quarter. This resulted in a higher than anticipated third quarter provision for loan losses. He also said that during the third quarter, Fidelity redeemed at par its $15 million 8.5% Subordinated Notes due January 31, 2006, using the proceeds from the $15 million variable rate trust preferred securities with an initial rate of 4.16% issued in June 2003. Also during the third quarter,

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2003
Page 2


Fidelity wrote off the remaining unamortized debt acquisition costs related to the notes totaling approximately $213,000.

         As of September 30, 2003, total assets were $1.020 billion compared to $1.070 billion at September 30, 2002, a 4.7% decrease. In other year-ago comparisons, total loans increased 7.7% to $837 million; deposits decreased 5.3% to $856 million and shareholders' equity increased 9.9% to $71 million.


         Net interest income for the third quarter and nine month period ended September 30, 2003, increased $29,000 and $2.1 million, or .4% and 9.4%, respectively, compared to the same periods in 2002, as the declines in interest expense outpaced the declines in interest income during the comparable periods. The year-to-date increase in net interest income was primarily attributable to the increase in interest earning assets outpacing the 14 basis point decline in the net interest margin when compared to the same period last year. During the third quarter of 2003, the net interest margin declined 22 basis points when compared to the same quarter of 2002.

         Total interest income for the third quarter and nine month period ended September 30, 2003, declined $1.1 million, or 7.4%, and $453,000, or 1.0% respectively, compared to the same periods in 2002. The decrease in interest income on average earning assets was attributable to a 90 basis point and an 85 basis point decline in the yield on average interest-earning assets to 5.64% and 5.85%,respectively, offset in part by increases in average earning assets of $69 million and $118 million, for the respective periods in 2003 compared to the same periods in 2002.

         Interest expense for the third quarter of 2003 and year-to-date 2003 declined $1.1 million and $2.6 million or 16.7% and 12.2%, respectively, compared to the same periods in 2002. The declines in interest expense for the third quarter and year-to-date 2003 were primarily attributable to the 79 basis point and 88 basis point declines, respectively, in the cost of interest bearing liabilities when compared to the same periods last year.

         The third quarter and year-to-date 2003 provisions for loan losses were $2.0 million and $3.8 million, respectively, compared to $1.6 million and $3.8 million, respectively, for the same periods of 2002. Year-to-date net charge-offs in 2003 were $3.2 million compared to $1.9 million for the same period in 2002. The year-to-date ratio of net charge-offs to average loans outstanding was .56% compared to .37% for the comparable period in 2002. The year-to-date 2003 changes in net charge-offs included a $1.0 million increase in commercial loan net charge-offs and a $280,000 increase in consumer installment loan net charge-offs when compared to the same period of 2002. The increase in consumer installment loan net charge-offs was primarily due to the increased volume of consumer loans outstanding.

         Nonperforming loans were $3.8 million at September 30, 2003, or .46% of total loans, up 84.9% from $2.1 million or .27% of total loans at September 30, 2002. Total nonperforming assets were $6.7 million at September 30, 2003, or ..80% of loans plus OREO, compared to $6.5 million or .83% of total loans plus OREO at the end of the third quarter of 2002.

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2003
Page 3

         Noninterest income was $3.3 million and $10.8 million, respectively, for the third quarter and first nine months of 2003, compared to $3.9 million and $15.7 million, respectively, for the same periods of 2002. Noninterest income in 2002 was significantly enhanced by the $3.5 million first quarter net pre-tax gain related to the sale of the merchant services business. Increases in comparative third quarter and year-to-date income from mortgage banking activities were due to significant increases in mortgage originations and sales. Declines in comparative second quarter and year-to-date income from brokerage activities were due to declines in volume. Declines in income from indirect lending activities were primarily due to reductions in loan sales and declines in related servicing fee income, as Fidelity retained a greater percentage of its indirect automobile loan production.

         Noninterest expense was $8.8 million and $27.5 million, respectively, for the third quarter and year-to-date 2003, compared to $10.4 million and $29.3 million for the same periods of 2002. The declines in noninterest expense were primarily due to the decline in professional and other services expenses, the decline in furniture and equipment expenses and a third quarter of 2002 non-recurring regulatory requirement to charge-off an asset acquired as additional collateral from a problem loan relationship workout. These declines were partially offset by increased commission expenses in 2003 related to increased mortgage loan production activity, the third quarter 2003 non-recurring write-off of the $213,000 remaining unamortized debt acquisition costs on the redeemed subordinated debt and second quarter 2003 expenses totaling approximately $181,000 related to the previously reported name change.

          This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, with limitation, changing events and trends that have influenced Fidelity's assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins,
(ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets,
(iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.


         Fidelity Southern Corporation, through its operating subsidiary, Fidelity Bank provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit the company's web site at www.FidelitySouthern.com.

                         FIDELITY SOUTHERN CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                             FOR THE QUARTERS ENDED          NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                             -----------------------       ----------------------
(DOLLARS IN THOUSANDS)                         2003           2002           2003          2002
                                             --------       --------       --------      --------
INTEREST INCOME                              $ 12,354       $ 13,315       $ 37,849      $ 38,615
  LOANS, INCLUDING FEES
  INVESTMENT SECURITIES                         1,456          1,490          4,783         4,412
  FEDERAL FUNDS SOLD                               25            125            138           201
  DEPOSITS WITH OTHER BANKS                         5             18             37            32
                                             --------       --------       --------      --------
    TOTAL INTEREST INCOME                      13,840         14,948         42,807        43,260
INTEREST EXPENSE
  DEPOSITS                                      4,509          5,413         14,629        16,813
  SHORT-TERM BORROWINGS                           477            314            921           978
  TRUST PREFERRED SECURITIES                      729            518          1,873         1,646
  OTHER LONG-TERM DEBT                            (31)           576            930         1,478
                                             --------       --------       --------      --------
    TOTAL INTEREST EXPENSE                      5,684          6,821         18,353        20,915
                                             --------       --------       --------      --------
NET INTEREST INCOME                             8,156          8,127         24,454        22,345
PROVISION FOR LOAN LOSSES                       1,950          1,623          3,750         3,824
                                             --------       --------       --------      --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                     6,206          6,504         20,704        18,521
NONINTEREST INCOME
  SERVICE CHARGES ON DEPOSIT ACCOUNTS           1,271          1,227          3,868         3,684
  MERCHANT ACTIVITIES                              --            257             --         5,265
  MORTGAGE BANKING ACTIVITIES                     718            673          2,562         1,664
  BROKERAGE ACTIVITIES                             84            184            295           585
  INDIRECT LENDING ACTIVITIES                     684            780          1,835         2,233
  SECURITIES GAINS, NET                            --            205            331           300
  OTHER OPERATING INCOME                          525            555          1,914         1,985
                                             --------       --------       --------      --------
    TOTAL NONINTEREST INCOME                    3,282          3,881         10,805        15,716
NONINTEREST EXPENSE
  SALARIES AND EMPLOYEE BENEFITS                4,600          4,563         14,041        13,440
  FURNITURE AND EQUIPMENT                         654            746          2,019         2,350
  NET OCCUPANCY                                   932            864          2,866         2,583
  MERCHANT PROCESSING                              --            107             --         1,158
  COMMUNICATION EXPENSES                          310            368          1,089         1,101
  PROFESSIONAL AND OTHER SERVICES                 546          1,054          2,374         3,121
  OTHER OPERATING EXPENSES                      1,746          2,659          5,087         5,579
                                             --------       --------       --------      --------
    TOTAL NONINTEREST EXPENSE                   8,788         10,361         27,476        29,332
                                             --------       --------       --------      --------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAX EXPENSE                       700             24          4,033         4,905
INCOME TAX EXPENSE                                105             25          1,097         1,617
                                             --------       --------       --------      --------
INCOME (LOSS) FROM CONTINUING OPERATION           595             (1)         2,936         3,288

                         FIDELITY SOUTHERN CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
                                  (UNAUDITED)


                                                     FOR THE QUARTERS ENDED                 NINE MONTHS ENDED
(DOLLARS IN THOUSANDS)                                    SEPTEMBER 30,                        SEPTEMBER 30,
                                                --------------------------------      --------------------------------
                                                     2003               2002               2003               2002
                                                -------------      -------------      -------------      -------------
DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS
 (NET OF INCOME TAXES OF $-0-, $68, $81
   AND $613, RESPECTIVELY)                                 --                383                 78              1,245
                                                -------------      -------------      -------------      -------------
NET INCOME                                      $         595      $         382      $       3,014      $       4,533
                                                =============      =============      =============      =============
EARNINGS PER SHARE FROM
 CONTINUING OPERATIONS:
   BASIC EARNINGS PER SHARE                     $        0.07      $       (0.00)     $        0.33      $        0.37
                                                =============      =============      =============      =============
   DILUTED EARNINGS PER SHARE                   $        0.07      $       (0.00)     $        0.33      $        0.37
                                                =============      =============      =============      =============
EARNINGS PER SHARE:
   BASIC EARNINGS PER SHARE                     $        0.07      $        0.04      $        0.34      $        0.51
                                                =============      =============      =============      =============
   DILUTED EARNINGS PER SHARE                   $        0.07      $        0.04      $        0.34      $        0.51
                                                =============      =============      =============      =============
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                 8,863,847          8,851,258          8,861,930          8,824,559
                                                =============      =============      =============      =============

                          FIDELITY SOUTHERN CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)



(DOLLARS IN THOUSANDS)                                  SEPTEMBER 30,     DECEMBER 31,      SEPTEMBER 30,
                                                            2003              2002              2002
                                                        ------------      ------------      -------------
ASSETS
CASH AND DUE FROM BANKS                                  $    23,548       $    57,483       $    41,580
FEDERAL FUNDS SOLD                                             2,873            69,455            33,128
INVESTMENTS AVAILABLE-FOR-SALE                               122,424           110,866           101,397
INVESTMENTS HELD-TO-MATURITY                                   6,323             8,888             9,834
LOANS HELD-FOR-SALE                                           54,394            35,467            46,547
LOANS                                                        782,988           753,935           730,838
ALLOWANCE FOR LOAN LOSSES                                     (9,940)           (9,404)           (7,295)
                                                         -----------       -----------       -----------
LOANS, NET                                                   773,048           744,531           723,543
PREMISES AND EQUIPMENT, NET                                   14,089            14,744            15,279
OTHER REAL ESTATE                                              2,196             2,629             3,574
NET (LIABILITIES) ASSETS OF DISCONTINUED
 OPERATIONS                                                       --            (1,189)           71,199
ACCRUED INTEREST RECEIVABLE                                    4,728             4,896             4,926
OTHER ASSETS                                                  16,256            17,957            18,530
                                                         -----------       -----------       -----------
      TOTAL ASSETS                                       $ 1,019,879       $ 1,065,727       $ 1,069,537
                                                         ===========       ===========       ===========

LIABILITIES

DEPOSITS:
  NONINTEREST BEARING DEMAND                             $   106,123       $   114,035       $   109,461
  INTEREST BEARING DEMAND/
   MONEY MARKET                                              164,307           157,652           158,959
  SAVINGS                                                    119,839           105,810            99,046
  TIME DEPOSITS, $100,000 AND OVER                           156,320           177,423           182,139
  OTHER TIME DEPOSITS                                        309,216           351,175           354,287
                                                         -----------       -----------       -----------
      TOTAL DEPOSIT LIABILITIES                              855,805           906,095           903,892
FHLB SHORT-TERM BORROWINGS                                    24,000                --            15,000
FED FUNDS PURCHASED/SECURITIES SOLD/
  OTHER SHORT-TERM BORROWINGS                                 27,935            17,326            18,213
OTHER LONG-TERM DEBT                                           1,662            40,508            40,508
TRUST PREFERRED SECURITIES                                    35,500            20,500            20,500
ACCRUED INTEREST PAYABLE                                       2,245             4,301             3,252
OTHER LIABILITIES                                              2,186             6,223             3,992
                                                         -----------       -----------       -----------
      TOTAL LIABILITIES                                      949,333           994,953         1,005,357

SHAREHOLDERS' EQUITY

COMMON STOCK                                                  40,409            40,335            40,314
TREASURY STOCK                                                   (69)              (69)              (69)
ACCUMULATED OTHER COMPREHENSIVE
  INCOME                                                         159             2,146             1,992
RETAINED EARNINGS                                             30,047            28,362            21,943
                                                         -----------       -----------       -----------
      TOTAL SHAREHOLDERS' EQUITY                              70,546            70,774            64,180
                                                         -----------       -----------       -----------
      TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY                             $ 1,019,879       $ 1,065,727       $ 1,069,537
                                                         ===========       ===========       ===========
 BOOK VALUE PER SHARE                                    $      7.96       $      7.99       $      7.25
                                                         ===========       ===========       ===========
 SHARES OF COMMON STOCK OUTSTANDING                        8,863,847         8,855,532         8,851,991
                                                         -----------       -----------       -----------

                          FIDELITY SOUTHERN CORPORATION
                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           FROM CONTINUING OPERATIONS
                                  (UNAUDITED)


(DOLLARS IN THOUSANDS)                                         Nine Months Ended              Year Ended
                                                         -------------------------------     ------------
                                                         September 30,     September 30,     December 31,
                                                             2003              2002               2002
                                                         -------------     -------------     ------------
BALANCE AT BEGINNING OF PERIOD
CHARGE-OFFS:                                                $ 9,404           $ 5,405           $ 5,405
        COMMERCIAL, FINANCIAL AND AGRICULTURAL                1,284               234               340
        REAL ESTATE-CONSTRUCTION                                 --                 2                 2
        REAL ESTATE-MORTGAGE                                     31                36                63
        CONSUMER INSTALLMENT                                  2,324             2,062             2,781
                                                            -------           -------           -------
           TOTAL CHARGE-OFFS
RECOVERIES:                                                   3,639             2,334             3,186
        COMMERCIAL, FINANCIAL AND AGRICULTURAL                   43                --                 4
        REAL ESTATE-CONSTRUCTION                                 --                --                --
        REAL ESTATE-MORTGAGE                                      3                 3                 3
        CONSUMER INSTALLMENT                                    379               397               511
                                                            -------           -------           -------
           TOTAL RECOVERIES                                     425               400               518
                                                            -------           -------           -------
NET CHARGE-OFFS                                               3,214             1,934             2,668
PROVISION FOR LOAN LOSSES                                     3,750             3,824             6,667
                                                            -------           -------           -------
BALANCE AT END OF PERIOD                                    $ 9,940           $ 7,295           $ 9,404
                                                            =======           =======           =======

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE
           LOANS OUTSTANDING, NET                              0.56%             0.37%             0.38%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS             1.27%             1.00%             1.25%


                              NONPERFORMING ASSETS
                           FROM CONTINUING OPERATIONS
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)                                   September 30,     September 30,     December 31,
                                                             2003              2002              2002
                                                         -------------     -------------     ------------
NONACCRUAL LOANS                                            $ 3,832           $ 2,073           $ 3,756
REPOSSESSIONS                                                   715               811               886
OTHER REAL ESTATE                                             2,196             3,574             2,629
                                                            -------           -------           -------
          TOTAL NONPERFORMING ASSETS                        $ 6,743           $ 6,458           $ 7,271
                                                            =======           =======           =======

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING           $    89           $   156           $   334

RATIO OF PAST DUE LOANS TO TOTAL LOANS                         0.01%             0.02%             0.04%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
          AND REPOSSESSIONS                                    0.80%             0.83%             0.92%

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)

                                                                                 FOR THE QUARTER ENDED
                                                       ---------------------------------------------------------------------------
                                                                  SEPTEMBER 2003                          SEPTEMBER 2002
                                                       ------------------------------------     ----------------------------------
                                                        Average        Income/       Yield/     Average       Income/       Yield/
(dollars in thousands)                                  Balance        Expense        Rate      Balance       Expense        Rate
                                                       ----------      --------      ------     --------      --------      ------
ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
   Taxable                                             $  830,773      $ 12,269      5.86%      $773,366      $ 13,301      6.83%
   Tax-exempt (1)                                           7,756           131      6.68%           996            22      8.58%
                                                       ----------      --------                 --------      --------
      Total loans                                         838,529        12,400      5.87%       774,362        13,323      6.83%

Investment securities
   Taxable                                                128,474         1,456      4.57%       102,691         1,490      5.93%
   Tax-exempt                                                  --            --      0.00             --            --        --
                                                       ----------      --------                 --------      --------
      Total investment securities                         128,474         1,456      4.57%       102,691         1,490      5.93%

Interest-bearing deposits                                   1,728             4      0.98%         4,101            18      1.74%
Federal funds sold                                         10,777            25      0.93%        29,651           125      1.68%
                                                       ----------      --------                 --------      --------
      Total interest-earning assets                       979,508        13,885      5.64%       910,805        14,956      6.54%

Cash and due from banks                                    20,682                                 24,334
Allowance for loan losses                                 (10,233)                                (8,632)
Premises and equipment, net                                14,256                                 15,163
Other real estate owned                                     1,714                                  3,689
Net assets of discontinued operations                          --                                     --
Other assets                                               20,039                                 18,044
                                                       ----------                               --------
      Total assets                                     $1,025,966                               $963,403
                                                       ==========                               ========
LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                                        $  168,143      $    527      1.24%      $147,072      $    678      1.83%
Savings deposits                                          118,248           480      1.61%        95,591           610      2.53%
Time deposits                                             463,278         3,501      3.00%       519,094         4,683      3.58%
                                                       ----------      --------                 --------      --------
   Total interest-bearing deposits                        749,669         4,508      2.39%       761,757         5,971      3.11%

Federal funds purchased                                     1,223             4      1.36%         2,255            12      2.13%
Securities sold under agreements to
 repurchase                                                26,618            75      1.12%        20,796           110      2.10%
Other short-term borrowings                                29,924           397      5.27%        15,000           222      5.87%
Long-term debt                                             35,588           698      7.78%        61,722         1,199      7.71%
Cost of funds assigned to discontinued operations              --            --                  (78,288)         (689)
                                                       ----------      --------                 --------      --------
   Total interest bearing liabilities                     843,021         5,682      2.67%       783,242         6,825      3.46%

NONINTEREST-BEARING:
Demand deposits                                           106,108                                107,975
Other liabilities                                           5,758                                  8,020
Shareholders' equity                                       71,079                                 64,166
                                                       ----------                               --------
   Total liabilities and
    shareholders' equity                               $1,025,966                               $963,403
                                                       ==========                               ========
Net interest income/spread                                             $  8,203      2.97%                    $  8,131      3.08%
                                                                       ========                               ========
Net interest margin                                                                  3.32%                                  3.54%

(1) Interest income includes the effect of taxable-equivalent adjustment of $46,000 and $8,000 for the quarter ended September 30,2003 and 2002, respectively.

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)

                                                                                       YEAR-TO-DATE
                                                       ---------------------------------------------------------------------------
                                                                  SEPTEMBER 2003                          SEPTEMBER 2002
                                                       ------------------------------------     ----------------------------------
                                                        Average        Income/       Yield/     Average       Income/       Yield/
(dollars in thousands)                                  Balance        Expense        Rate      Balance       Expense        Rate
                                                       ----------      --------      ------     --------      --------      ------
ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
   Taxable                                             $  822,887      $ 37,647      6.12%      $747,125      $ 38,572      6.90%
   Tax-exempt (1)                                           5,813           306      7.03%         1,015            65      8.62%
                                                       ----------      --------                 --------      --------
      Total loans                                         828,701        37,953      6.12%       748,140        38,637      6.90%

Investment securities
   Taxable                                                132,828         4,783      4.89%        97,790         4,412      6.06%
   Tax-exempt                                                  --            --        --             --            --        --
                                                       ----------      --------                 --------      --------
      Total investment securities                         132,828         4,783      4.89%        97,790         4,412      6.06%

Interest-bearing deposits                                   4,307            37      1.15%         2,542            32      1.67%
Federal funds sold                                         16,609           138      1.11%        15,981           201      1.69%
                                                       ----------      --------                 --------      --------
      Total interest-earning assets                       982,445        42,911      5.85%       864,453        43,282      6.70%

Cash and due from banks                                    21,235                                 24,169
Allowance for loan losses                                  (9,117)                                (8,513)
Premises and equipment, net                                14,498                                 15,442
Other real estate owned                                     2,043                                  4,066
Other assets                                               19,634                                 22,585
Net assets of discontinued operations                                                            (11,108)
                                                       ----------                               --------
      Total assets                                     $1,030,738                               $911,094
                                                       ==========                               ========
LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                                        $  160,247      $  1,515      1.26%      $135,666      $  1,906      1.88%
Savings deposits                                          114,606         1,503      1.75%       104,199         2,058      2.64%
Time deposits                                             483,614        11,611      3.21%       482,972        14,587      4.04%
                                                       ----------      --------                 --------      --------
   Total interest-bearing deposits                        758,467        14,629      2.58%       722,837        18,551      3.43%
Federal funds purchased                                     1,747            19      1.48%         2,042            32      2.08%
Securities sold under agreements to
  repurchase                                               23,759           201      1.13%        19,057           322      2.26%
Other short-term borrowings                                18,179           701      5.15%        15,696           712      6.06%
Long-term debt                                             44,621         2,803      8.40%        61,478         3,575      7.77%
Cost of funds assigned to discontinued operations                                                (85,382)       (2,414)
                                                       ----------      --------                 --------      --------
   Total interest bearing liabilities                     846,773        18,353      2.90%       735,728        20,778      3.78%

NONINTEREST-BEARING:
Demand deposits                                           105,902                                105,933
Other liabilities                                           6,886                                  7,826
Shareholders' equity                                       71,177                                 61,607
                                                       ----------                               --------
   Total liabilities and
    shareholders' equity                               $1,030,738                               $911,094
                                                       ==========                               ========
Net interest income/spread                                             $ 24,558      2.95%                    $ 22,504      2.92%
                                                                       ========                               ========
Net interest margin                                                                  3.34%                                  3.48%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2003 and 2002 of $107,000 and $23,000 respectively.